Date: November 15, 2007
Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2007 RESULTS;
INCREASES DIVIDEND 5.3 PERCENT

•	Fiscal 2007 earnings increase 12 percent to $3.17 per basic share
•	NJR Board approves 5.3 percent increase in quarterly dividend rate to $.40 per share
•	Share repurchase plan increased by 1 million shares
•	Initial guidance issued of $3.20 to $3.30 per basic share for fiscal 2008

WALL, N.J.– New Jersey Resources (NYSE: NJR) today announced its fiscal 2007 results, marking its 16th consecutive year of earnings growth. The company reported earnings per basic share of $3.17, compared with $2.82 last year. The increase was driven by a 42.8 percent increase in earnings at NJR Energy Services (NJRES), the company’s wholesale energy subsidiary.

"Our constant focus on consistent performance made fiscal 2007 another strong year for New Jersey Resources," said Laurence M. Downes, chairman and CEO of NJR. “We were able to surpass our initial earnings guidance and achieve another year of higher earnings while helping our customers to save energy with aggressive education initiatives and enhancing our own environmental efforts through Conserve to Preserve™.”

NJR also announced that its Board of Directors approved a 5.3 percent increase in the quarterly dividend rate to $.40 per share from $.38 per share. The new quarterly rate is effective with the dividend payable January 2, 2008 to shareowners of record on December 15, 2007. The new indicated annual dividend rate is $1.60 per share. NJR has now increased its dividend in each of the last 13 years and has paid quarterly dividends since 1952.

“We continue to deliver consistent results for our shareowners and appreciate the confidence they place in NJR,” Downes said.

Share Repurchase Plan Increased

Yesterday, the NJR Board of Directors authorized an increase in the share repurchase plan from 3.5 million to 4.5 million shares. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on prevailing market prices. NJR purchased 340,000 shares under its share repurchase plan during fiscal 2007. Since the share repurchase plan began in September 1996, NJR has invested over $144 million to repurchase 3.49 million shares at a spilt-adjusted, average price of $34.72.

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Financial and operating highlights included:

•	Higher Net Income and Basic Earnings per Share
For the 12 months ended September 30, 2007, NJR earned $88.4 million, or $3.17 per basic share, compared with $78.5 million, or $2.82 per basic share, last year. In the fourth quarter, NJR posted a consolidated loss of $15.3 million or $.55 per basic share, compared with a loss of $12 million, or $.43 per basic share last year. It should be noted that NJR believes a loss in this 3-month period is typical for the company and due primarily to the seasonal nature of NJR’s primary businesses.

Earnings decreased at NJNG, which earned $44.5 million in fiscal 2007, compared with $46.9 million last year. NJNG lost $11.2 million in the quarter versus a loss of $7 million last year. The increase in net loss during the quarter was driven primarily by pre-tax settlement charge with the New Jersey Board of Public Utilities (BPU) of $4 million related to certain previously deferred remediation claims associated with a manufactured gas plant in Long Branch, N.J. These claims were determined to be related to personal injury and therefore not recoverable under NJNG’s remediation adjustment clause.

In fiscal 2007, NJRES reported a 42.8 percent increase in earnings to $40.1 million, compared with $28.1 million last year. The increase was due primarily to higher gross margin from its portfolio of storage and transportation capacity assets. For the three months ended September 30, 2007, NJRES reported a loss of $5.9 million, compared with a loss of $7.4 million last year. The improvement was driven by a slight increase in gross margin resulting from the impact of warmer-than-normal weather on electric demand in the Southeast and a decrease in interest expense.

•	NJNG Customer Growth Driven by Conversions
NJNG added 8,421 new customers in fiscal 2007, of which 39 percent converted from other fuels. NJNG also added natural gas heat and other services to 770 existing customers during the year. NJNG expects to maintain an approximate 1.8 percent annual customer growth rate in fiscal 2008, which it believes is above the national average for natural gas distribution companies.

•	Conservation Incentive Program Allows Recovery of Impact from Weather and Usage
“Normal” weather is based on 20-year average temperatures as calculated based on three reference areas representative of NJNG’s service territory. Weather during the 12-month period ended September 30, 2007 was 5.6 percent warmer than normal and 2.6 percent colder than last year. As with the weather normalization clause which preceded it, the impact of weather is significantly offset by the Conservation Incentive Program (CIP). This program is designed to normalize year-to-year fluctuations on both NJNG’s gross margin and customers’ bills that may result from changing weather and usage patterns. Included in the total CIP accrual of $16.5 million was $8.2 million associated with the warmer-than-normal weather and $8.3 million associated with lower customer usage. On October 3, 2007, the BPU provisionally approved $15.6 million of CIP recovery reflecting actual balances through June 30, 2007 and estimated levels from July through September 30, 2007. Customers have already realized annual Basic Gas Supply Service savings of $10.6 million in fixed cost reductions through the CIP. Additionally, the lower level of gas usage in fiscal 2007 represents another estimated $37.6 million in commodity cost savings achieved by customers.

•	I Incentives Provide Benefit to Customers, Shareowners; Regulators Approve Extension
During the fiscal year, NJNG’s utility gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, totaled 36.5 billion cubic feet (Bcf) and $8.1 million of utility gross margin, compared with 38.4 Bcf and $7.4 million of utility gross margin for the same period last year. For the three months ended September 30, 2007, these programs totaled 9.7 Bcf and $1.7 million of utility gross margin, compared with 8.4 Bcf and $876,000 of utility gross margin for the same period last year.

NJNG shares the utility gross margin earned from these incentive programs with customers and shareowners according to utility gross margin-sharing formulas. Since the establishment of these incentive programs in 1992, NJNG customers have saved over $338 million on their natural gas bills, or approximately 4 percent annually. In October 2007, the utility received regulatory approval for an extension of its incentive programs through October 31, 2008 with all but one mechanism remaining at its present sharing levels. The financial risk management program changed from an 80/20 sharing to an 85/15 sharing between customers and NJNG, respectively, effective November 1, 2007.

•	Wholesale Energy Services Achieves Record Earnings
NJRES earned $40.1 million during fiscal 2007, compared with $28.1 million last year. The increase in earnings was primarily the result of favorable market-related conditions during fiscal 2007. These conditions included the ability to arbitrage storage positions and capitalize on seasonal pricing fluctuations, as well as the optimization of pipeline capacity with respect to geographic pricing differentials. The increase was due primarily to higher gross margin generated by colder-than-normal weather in the Northeast during the second fiscal quarter. This increase in gross margin offset higher labor costs and other operating expense increases.

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•	Retail and Other
This business segment consists of NJR Home Services (NJRHS), which provides service, sales and installation of appliances to over 149,000 customers; NJR Energy, which consists of a 5.53 percent equity investment in Iroquois Gas Transmission System, L.P. (Iroquois), a partnership of subsidiaries of energy companies that owns an interstate natural gas pipeline in the Northeast; a 50 percent equity investment, through two wholly-owned subsidiaries, in Steckman Ridge GP, LLC and Steckman Ridge LP, a natural gas storage facility under joint development with a partner in western Pennsylvania; and Commercial Realty & Resources, which develops commercial real estate. Earnings in fiscal 2007 were $3.7 million, compared with $3.5 million last year as a result of additional contracts at NJRHS and improved performance from the Iroquois investment. For the three months ended September 30, 2007, this business segment earned $1.8 million, compared with $2.4 million last year. The decrease in fourth-quarter earnings is primarily due to greater corporate overhead allocations, which were partially offset by increased earnings from the investment in Iroquois and greater earnings at NJRHS.

Fiscal 2008 Earnings Guidance
Assuming the continued positive impact of the CIP, stable economic conditions, continued customer growth at NJNG, continued volatility in the wholesale natural gas markets affecting NJRES and subject to the factors discussed below under “Forward-Looking Statements,” NJR estimates earnings for fiscal 2008 will be in the $3.20 to $3.30 per basic share range.

Additional Non-GAAP Financial Information
NJRES’ gross margin and NJNG’s utility gross margin are included as supplemental disclosures because such items are the primary measures used by management in analyzing the results of their operations. NJRES’ gross margin represents natural gas revenues and management fees less natural gas costs and fixed portfolio costs. NJNG’s utility gross margin represents natural gas revenues less natural gas costs, sales and other taxes and regulatory rider expenses. These measurements represent the results of revenues less certain costs, which are key components of our operations and move in relation to each other and can be dramatically influenced by the changes in the wholesale price of natural gas. In addition, management believes that NJNG’s utility gross margin provides a more meaningful basis for evaluating utility operations than revenue as natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers, and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of our performance. Management believes these gross margin amounts are more reflective of our operations, provide transparency to investors and enable period-to-period comparability of financial performance. As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. Management’s definition of NJRES’ gross margin and NJNG’s gross margin may not be comparable to the definition of gross margin used by other companies in either the natural gas distribution business or other industries.

A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below.

Forward-Looking Statements
This news release contains estimates, earnings guidance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage, and NJRES operations, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market and continued access to the capital markets, the disallowance of recovery of environmental-related expenditures and other regulatory changes, environmental and other litigation and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K filed on November 22, 2006, its quarterly report filed on August 2, 2007 and its annual report for fiscal 2007 on Form 10-K to be filed on, or about, November 21, 2007. NJR’s SEC documents are available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

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Webcast Information
NJR will host a live webcast to discuss its financial results today at 2 p.m. ET. A few minutes prior to the webcast, go to njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

About New Jersey Resources
New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States serving more than 478,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services provides customer service and management of natural gas storage and capacity assets in the energy services market. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

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NEW JERSEY RESOURCES
CONSOLIDATED FINANCIAL RESULTS

	Three Months Ended		Twelve Months Ended
Thousands, except per share data	September 30,		September 30,
(Unaudited)	2007	2006	2007	2006

Operating Revenues	$597,474	$534,507	$3,028,933	$3,299,608

Net (Loss) Income	$(15,345)	$(11,971)	$88,354	$78,519

(Loss) Earnings Per Common Share
Basic	$(.55)	$(.43)	$3.17	$2.82

Diluted	$(.55)	$(.43)	$3.15	$2.80

Average Shares Outstanding
Basic	27,995	28,020	27,903	27,862

Diluted	28,166	28,276	28,075	28,081

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NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2007	2006	2007	2006

OPERATING REVENUES	$597,474	$534,507	$3,028,933	$3,299,608

OPERATING EXPENSES
Gas purchases	556,352	498,949	2,590,684	2,909,789
Operation and maintenance	41,979	33,799	136,601	121,384
Regulatory rider expenses	3,778	2,719	37,605	28,587
Depreciation and amortization	9,267	8,830	36,235	34,753
Energy and other taxes	6,801	5,534	62,499	58,632
Total operating expenses	618,177	549,831	2,863,624	3,153,145

OPERATING INCOME	(20,703)	(15,324)	165,309	146,463

Other income	1,062	1,182	4,294	4,725

Interest charges, net	7,260	7,655	27,613	25,669

INCOME BEFORE INCOME TAXES	(26,901)	(21,797)	141,990	125,519

Income tax provision	(11,196)	(9,159)	55,298	48,817

Equity in earnings, net of tax	360	667	1,662	1,817

NET INCOME	$(15,345)	$(11,971)	$88,354	$78,519

EARNINGS PER COMMON SHARE
BASIC	$(0.55)	$(0.43)	$3.17	$2.82
DILUTED	$(0.55)	$(0.43)	$3.15	$2.80

DIVIDENDS PER COMMON SHARE	$0.38	$0.36	$1.52	$1.44

AVERAGE SHARES OUTSTANDING
BASIC	27,995	28,020	27,903	27,862
DILUTED	28,166	28,276	28,075	28,081

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NEW JERSEY RESOURCES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except per share data)	2007	2006	2007	2006
Operating Revenues
New Jersey Natural Gas	$134,390	$109,108	$1,005,588	$1,138,774
NJR Energy Services	454,124	417,447	1,994,682	2,133,540
NJR Home Services and Other	9,030	8,021	28,944	27,568
Sub-total	597,544	534,576	3,029,214	3,299,882
Intercompany Eliminations	(70)	(69)	(281)	(274)
Total	$597,474	$534,507	$3,028,933	$3,299,608

Operating Income
New Jersey Natural Gas	$(14,486)	$(8,297)	$88,528	$88,029
NJR Energy Services	(9,349)	(10,294)	71,804	53,745
NJR Home Services and Other	3,132	3,267	4,977	4,689
Total	$(20,703)	$(15,324)	$165,309	$146,463

Net Income
New Jersey Natural Gas	$(11,256)	$(7,020)	$44,480	$46,870
NJR Energy Services	(5,936)	(7,386)	40,148	28,113
NJR Home Services and Other	1,847	2,435	3,726	3,536
Total	$(15,345)	$(11,971)	$88,354	$78,519

Throughput (Bcf)
NJNG, Core Customers	7.7	7.6	66.3	64.4
NJNG, Off System/Capacity Management	9.7	8.4	36.5	38.4
NJRES Fuel Mgmt. and Wholesale Sales	67.7	58.4	260.1	228.7
Total	85.1	74.4	362.9	331.5

Common Stock Data
Yield at September 30	3.1%	2.9%	3.1%	2.9%
Market Price
High	$52.70	$51.39	$56.45	$51.39
Low	$45.50	$46.34	$45.50	$40.68
Close at September 30	$49.59	$49.30	$49.59	$49.30
Shares Out. at September 30	27,741	27,625	27,741	27,625
Market Cap. at September 30	$1,375,676	$1,361,913	$1,375,676	$1,361,913

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NEW JERSEY NATURAL GAS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer & weather data)	2007	2006	2007	2006
Utility Gross Margin
Operating revenues	$134,390	$109,108	$1,005,588	$1,138,774
Less:
Gas purchases	98,478	77,406	687,201	847,276
Energy and other taxes	5,277	4,118	56,475	52,908
Regulatory rider expense	3,778	2,719	37,605	28,587
Total Utility Gross Margin	$26,857	$24,865	$224,307	$210,003

Utility Gross Margin and Operating Income
Residential	$16,006	$16,174	$152,395	$150,135
Commercial, Industrial & Other	3,835	3,081	33,788	28,597
Firm Transportation	5,144	4,473	29,350	22,850
Total Firm Margin	24,985	23,728	215,533	201,582
Interruptible	173	261	649	1,018
Total System Margin	25,158	23,989	216,182	202,600
Off System/Capacity Management/FRM	1,699	876	8,125	7,403
TOTAL UTILITY GROSS MARGIN	26,857	24,865	224,307	210,003
Operation and maintenance expense	31,343	23,758	97,006	84,907
Depreciation and amortization	9,122	8,666	35,648	34,146
Other taxes not reflected in gross margin	878	738	3,125	2,921
OPERATING INCOME	$(14,486)	$(8,297)	$88,528	$88,029

Throughput (Bcf)
Residential	3.1	3.0	41.8	39.4
Commercial, Industrial & Other	0.7	0.8	9.4	10.4
Firm Transportation	0.8	0.8	8.6	7.4
Total Firm Throughput	4.6	4.6	59.8	57.2
Interruptible	3.1	3.0	6.5	7.2
Total System Throughput	7.7	7.6	66.3	64.4
Off System/Capacity Management	9.7	8.4	36.5	38.4
TOTAL THROUGHPUT	17.4	16.0	102.8	102.8

Customers
Residential	435,169	429,834	435,169	429,834
Commercial, Industrial & Other	28,916	28,914	28,916	28,914
Firm Transportation	14,104	12,874	14,104	12,874
Total Firm Customers	478,189	471,622	478,189	471,622
Interruptible	45	48	45	48
Total System Customers	478,234	471,670	478,234	471,670
Off System/Capacity Management	26	35	26	35
TOTAL CUSTOMERS	478,260	471,705	478,260	471,705

Degree Days
Actual	30	38	4,481	4,367
Normal	42	44	4,745	4,846
Percent of Normal	71.4%	86.4%	94.4%	90.1%

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NJR ENERGY SERVICES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer)	2007	2006	2007	2006
Operating Revenues	$454,124	$417,447	$1,994,682	$2,133,540
Gas Purchases	457,874	421,543	1,903,483	2,062,513
Gross Margin	(3,750)	(4,096)	91,199	71,027
Operation and maintenance expense	5,401	5,983	18,521	16,415
Depreciation and amortization	53	55	214	211
Energy & Other Taxes	145	160	660	656
Operating Income	$(9,349)	$(10,294)	$71,804	$53,745

Net Income	$(5,936)	$(7,386)	$40,148	$28,113

Gas Sold and Managed (Bcf)	67.7	58.4	260.1	228.7

NJR HOME SERVICES AND OTHER

Operating Revenues	$9,030	$8,021	$28,944	$27,568

Operating Income	$3,132	$3,267	$4,977	$4,689

Net Income	$1,847	$2,435	$3,726	$3,536

Total Customers at September 30	149,765	148,370	149,765	148,370